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Exhibit 99(a)(1)(B)

        LETTER OF TRANSMITTAL
Offer to Purchase for Cash
by
ACTIVISION BLIZZARD, INC.
of
Up to 146,500,000 Shares of Its Common Stock
at a Purchase Price of $27.50 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON WEDNESDAY, AUGUST 13, 2008, UNLESS ACTIVISION BLIZZARD EXTENDS THE TENDER OFFER (SUCH TIME AND DATE WITH RESPECT TO THE EXPIRATION OF THE TENDER OFFER, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME").

The Depositary for the Tender Offer is:

Continental Stock Transfer & Trust Company

By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:	By Hand Delivery:
Continental Stock Transfer & Trust Company Attention: Reorganization Department 17 Battery Place, 8th Floor New York, New York 10004	Continental Stock Transfer & Trust Company Attention: Reorganization Department 17 Battery Place, 8th Floor New York, New York 10004	Continental Stock Transfer & Trust Company Attention: Reorganization Department 17 Battery Place, 8th Floor New York, New York 10004

Description of Shares Tendered (See Instructions 3, 4 and 13)

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Certificate(s) Tendered (Attach and sign additional list if necessary)

	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)/DRS	Number of Shares Tendered**

Total Shares Tendered

*
Need not be completed if shares are delivered by book-entry transfer or Direct Registration System (DRS).

**
If the stockholder desires to tender fewer than all shares evidenced by any certificate(s) listed above, please indicate in this column the number of shares the stockholder wishes to tender. Otherwise, all shares evidenced by such certificate(s) will be deemed to have been tendered. See Instruction 4.

        Indicate in this box the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional signed listed if necessary). If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary. See Instruction 5.

1st:                          2nd:                           3rd:                          4th:                           5th:                           6th:

☐
Lost Certificates.    My certificate(s) for             shares have been lost, stolen, destroyed or mutilated, and I require assistance in replacing the shares. See Instruction 12.

        Delivery of this Letter of Transmittal to an address other than as set forth above will NOT constitute a valid delivery. The stockholder must deliver this Letter of Transmittal to Continental Stock Transfer & Trust Company, the Depositary for the tender offer. Deliveries to Activision Blizzard, Inc. ("Activision Blizzard," "we," "us" or the "Company") will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility (as defined below) will not constitute delivery to the Depositary.

        The tendering stockholder should use this Letter of Transmittal if such stockholder (1) is tendering physical certificates or uncertificated shares held in the Company's Direct Registration System ("DRS") or (2) is causing the shares to be delivered by book-entry transfer to the Depositary's account at The Depository Trust Company (which hereinafter is referred to as the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3 of the Offer to Purchase (as defined below). Only financial institutions that are participants in the Book-Entry Transfer Facility's system may make book-entry delivery of the shares.

BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, THE TENDERING STOCKHOLDER SHOULD READ THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

        The tendering stockholder should use this Letter of Transmittal only if (1) such stockholder is also enclosing herewith certificates for the shares the stockholder desires to tender, or (2) such stockholder intends to deliver certificates for the shares under a Notice of Guaranteed Delivery previously sent to the Depositary, or (3) such stockholder is tendering uncertificated shares held in the Company's DRS, or (4) such stockholder is delivering shares through a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility in accordance with the procedures set forth in Section 3 of the Offer to Purchase (as defined below), unless an Agent's Message (as defined below) is utilized.

        If the stockholder desires to tender shares in the tender offer, but the stockholder cannot deliver the certificates for his or her shares and all other required documents to the Depositary by the Expiration Time, or cannot comply with the procedures for book-entry transfer on a timely basis, then the stockholder may tender his or her shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

        The tendering stockholder's attention is directed in particular to the following:

  (a)
  If the stockholder wants to retain his or her shares, the stockholder does not need to take any action.

  (b)
  If the stockholder wants to participate in the tender offer, the stockholder should complete this Letter of Transmittal or effect his or her tender of shares by use of an Agent's Message (as defined below) or delivery of a Notice of Guaranteed Delivery.

☐
Check here if the stockholder is delivering tendered shares pursuant to a Notice of Guaranteed Delivery that the stockholder previously sent to the Depositary. Enclose a photocopy of the Notice of Guaranteed Delivery and complete the following:

Name(s) of Tendering Stockholder(s):
Date of Execution of Notice of Guaranteed Delivery:
Name of Institution that Guaranteed Delivery:
☐
Check here if any certificates evidencing the shares the stockholder is tendering with this Letter of Transmittal have been lost, stolen, destroyed or mutilated. If the stockholder checks this box, such stockholder must complete an affidavit or loss and return it with his or her Letter of Transmittal. The tendering stockholder should call Continental Stock Transfer & Trust Company, the transfer agent, toll-free at (800) 509-5586 to get information about the requirements for replacement. The tendering stockholder may be required to post a bond to secure against the risk that certificates may be subsequently recirculated. Please call Continental Stock Transfer & Trust Company immediately to obtain an affidavit of loss, to receive further instructions on how to proceed, and to determine whether the tendering stockholder will need to post a bond, so that the timely processing of this Letter of Transmittal will not be impeded. See Instruction 12.

☐
Check here if the tendering stockholder is a financial institution that is a participating institution in the Book-Entry Transfer Facility's system and such stockholder is delivering the tendered shares by book-entry transfer to an account maintained by the Depositary at the Book-Entry Transfer Facility, and complete the following (only participants in the Book-Entry Transfer Facility may deliver shares by book-entry transfer):

Name(s) of Tendering Institution:
Account Number:
Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1 and 8)		SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1 and 8)

Complete this box ONLY if the check for the aggregate purchase price of shares accepted for payment (less the amount of any federal income or backup withholding tax required to be withheld) and/or certificates for shares not tendered or not accepted for payment are to be issued in the name of someone other than the undersigned, or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at the Book-Entry Transfer Facility other than the account designated above.
Complete this box ONLY if the check for the aggregate purchase price of shares accepted for payment (less the amount of any federal income or backup withholding tax required to be withheld) and/or certificates for shares not tendered or not accepted for payment are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature.
CHECK ONE OR BOTH BOXES AS APPROPRIATE:		CHECK ONE OR BOTH BOXES AS APPROPRIATE:
☐ Issue Check to:		☐ Deliver Check to:
☐ Issue Share Certificate(s) to:		☐ Deliver Share Certificate(s) to:
Name:	(Please Print)	Name:	(Please Print)
Address:		Address:

(Including Zip Code)		(Including Zip Code)
(Taxpayer Identification or Social Security Number) (See Substitute Form W-9 Included Herewith)		(Taxpayer Identification or Social Security Number) (See Substitute Form W-9 Included Herewith)
CHECK AND COMPLETE IF APPLICABLE:
☐	Credit shares delivered by book-entry transfer or Direct Registration System and not purchased to the account set forth below:
Account Number:

Ladies and Gentlemen:

        The undersigned hereby tenders to Activision Blizzard, Inc., a Delaware corporation ("Activision Blizzard," "we," "us" or the "Company"), the above-described shares of common stock, par value $0.000001 per share (the "Common Stock"), on the terms and subject to the conditions set forth in the Company's Offer to Purchase, dated July 16, 2008 (the "Offer to Purchase"), this Letter of Transmittal and other related materials (which together, as each may be amended or supplemented from time to time, collectively constitute the "tender offer"), receipt of which is hereby acknowledged.

        Subject to and effective on acceptance for payment of, and payment for, the shares of Common Stock tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the tender offer, the undersigned hereby: (1) sells, assigns and transfers to or upon the order of the Company all rights, title and interest in and to all of the shares of Common Stock that are being tendered hereby which are so accepted and paid for; (2) orders the registration of any shares of Common Stock tendered by book-entry transfer that are purchased under the tender offer to or upon the order of the Company; and (3) irrevocably constitutes and appoints Continental Stock Transfer & Trust Company, the Depositary for the tender offer, the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares of Common Stock, with the full knowledge that the Depositary also acts as the agent of Activision Blizzard, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to perform the following functions:

  (a)
  deliver certificates for such shares of Common Stock or transfer ownership of such shares of Common Stock on the account books maintained by the Book-Entry Transfer Facility, together in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, upon receipt by the Depositary, as the undersigned's agent, of the purchase price with respect to such shares of Common Stock;

  (b)
  present certificates for such shares of Common Stock for cancellation and transfer on the Company's books; and

  (c)
  receive all benefits and otherwise exercise all rights of beneficial ownership of such shares of Common Stock, all in accordance with the terms and subject to the conditions of the tender offer.

        The undersigned hereby covenants, represents and warrants to Activision Blizzard that the undersigned:

  (a)
  has full power and authority to tender, sell, assign and transfer the shares of Common Stock tendered hereby;

  (b)
  when and to the extent Activision Blizzard accepts the shares of Common Stock for purchase, Activision Blizzard will acquire good and marketable title thereto, free and clear of all security interests, liens, restrictions, claims, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and the shares of Common Stock will not be subject to any adverse claims or rights;

  (c)
  will, upon request by the Depositary or the Company, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares of Common Stock tendered hereby and accepted for purchase; and

  (d)
  has read and agrees to all of the terms of the tender offer.

        It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), for a person (acting alone or in concert with others), directly or indirectly, to tender shares for such person's own account unless, at the time of tender and at the Expiration Time, the person so tendering (a) has a "net long position" (i.e., more shares held in long positions than in short positions) equal to or greater than the number of (1) shares tendered or (2) other securities immediately convertible into, or exercisable or exchangeable for, the number of shares tendered (the "Equivalent Securities") and, upon acceptance of the tender, will acquire such shares for tender by conversion, exercise or exchange of such Equivalent Securities, and (b) will deliver, or cause to be delivered, such shares in accordance with the terms of the tender offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of shares made pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned's covenant, representation and warranty to the Company that the undersigned has a "net long position" in the shares or Equivalent Securities being tendered within the meaning of Rule 14e-4 and is tendering the shares in compliance with Rule 14e-4.

        The undersigned understands that the valid tender of shares of Common Stock pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Activision Blizzard on the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will Activision Blizzard pay interest on the purchase price.

        The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered, or may accept for payment fewer than all of the shares tendered hereby. The undersigned understands that certificate(s) for any shares of Common Stock not tendered or not purchased will be returned to the undersigned at the address indicated above at the Company's expense promptly following the Expiration Time.

        The names and addresses of the registered holders should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares of Common Stock tendered hereby. The certificate numbers, the number of shares of Common Stock represented by such certificates, and the number of shares of Common Stock that the undersigned wishes to tender, should be set forth in the appropriate boxes above.

        Unless otherwise indicated herein under "Special Payment Instructions," the Company will issue the check for the aggregate purchase price of any shares of Common Stock purchased (less the amount of any federal income or backup withholding tax required to be withheld), and/or return any shares of Common Stock not tendered or not accepted for payment, in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered" or, in the case of shares of Common Stock tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above (or, in the case of shares tendered by the DRS, by credit to the DRS account designated above). Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the Company will mail the check for the aggregate purchase price of any shares of Common Stock purchased (less the amount of any federal income or backup withholding tax required to be withheld), and/or return any certificates for shares of Common Stock not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Shares Tendered." In the event that both the "Special Payment Instructions" and the "Special Delivery Instructions" are completed, the Company will issue the check for the aggregate purchase price of any shares of Common Stock purchased (less the amount of any federal income or backup withholding tax required to be withheld) and/or return any shares of Common Stock not tendered or not accepted for payment in the name(s) of, and mail said check and/or return any certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated.

        The undersigned recognizes that the Company has no obligation, pursuant to the "Special Payment Instructions," to transfer any certificate for shares of Common Stock from the name of its registered holder(s), or to order the registration or transfer of shares of Common Stock tendered by book-entry transfer, if the Company does not accept for payment any of the shares of Common Stock represented by such certificate or tendered by such book-entry transfer.

        All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase and this Letter of Transmittal, this tender is irrevocable.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

STOCKHOLDER(S) SIGN HERE
(See Instructions 1 and 6)

(Please Complete Substitute Form W-9)

        Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by share certificates and documents transmitted herewith. If a signature is by an officer of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide full title and see Instruction 6.

(Signature(s) of Stockholder(s))
Dated: ________________, 2008
Name(s):
(Please Print)
Capacity (full title):
Address:
(Please Include Zip Code)
Daytime Area Code and Telephone Number:
Taxpayer Identification or Social Security Number:

GUARANTEE OF SIGNATURE(S)
(If Required—See Instructions 1 and 6)

Authorized Signature:
Name(s):
Name of Firm:
Address:
Address Line 2:

Daytime Area Code and Telephone Number:
Dated: ________________, 2008

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF THE TERMS AND CONDITIONS OF THE TENDER OFFER

        1.    Guarantee of Signatures.    Except as otherwise provided in this Instruction, all signatures on this Letter of Transmittal must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"). No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this Letter of Transmittal includes any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the shares) tendered herewith, unless such registered holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in this Letter of Transmittal; or (b) such shares are tendered for the account of an Eligible Institution. See Instruction 6. The stockholder may also need to have any certificates the stockholder delivers endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 6.

        2.    Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures.    The tendering stockholder should use this Letter of Transmittal only if such stockholder is (a) forwarding certificates with this Letter of Transmittal, (b) tendering uncertificated shares held in the Company's DRS, (c) going to deliver certificates under a Notice of Guaranteed Delivery previously sent to the Depositary; or (d) causing the shares to be delivered by book-entry transfer in accordance with the procedures set forth in Section 3 of the Offer to Purchase and is not using an Agent's Message (as defined below). In order for the stockholder to validly tender shares, the Depositary must receive certificates for all physically tendered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary's account at the Book-Entry Transfer Facility, together in each case with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), or an Agent's Message in connection with a book-entry transfer, and any other documents required by this Letter of Transmittal, at one of its addresses set forth on the back of this Letter of Transmittal before the Expiration Time.

        The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant tendering shares through the Book-Entry Transfer Facility that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Activision Blizzard may enforce that agreement against that participant.

        Guaranteed Delivery.    If a stockholder cannot deliver his or her shares and all other required documents to the Depositary before the Expiration Time (or the procedure for book-entry transfer cannot be completed on a timely basis), such stockholder may tender his or her shares, by or through an Eligible Institution, by properly completing and duly executing the Notice of Guaranteed Delivery in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. To comply with the guaranteed delivery procedures, the stockholder must (1) properly complete and duly execute a Notice of Guaranteed Delivery substantially in the form provided to the tendering stockholder by Activision Blizzard, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; (2) arrange for the Depositary to receive the Notice of Guaranteed Delivery at or prior to the Expiration Time; and (3) ensure that the Depositary receives the certificates for all physically tendered shares of Common Stock, or confirmation of a book-entry transfer of such shares of Common Stock into the Depositary's account at the Book-Entry Transfer Facility, as the case may be, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, including any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other documents required by this Letter of Transmittal, within three (3) business days after the date of execution of the Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

        The Notice of Guaranteed Delivery may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary and must include, if necessary, a guarantee by an Eligible Institution in the form set forth in such notice. For shares of Common Stock to be tendered validly under the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery on or prior to the Expiration Time.

        The method of delivery of this Letter of Transmittal, certificates for shares of Common Stock and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the sole election and risk of the tendering stockholder. Delivery will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If the tendering stockholder chooses to deliver the documents by mail, Activision Blizzard recommends that the tendering stockholder use registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

        Activision Blizzard will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional shares of Common Stock. By executing this Letter of Transmittal (or a facsimile thereof), all tendering stockholders waive any right to receive any notice of the acceptance for payment of their tendered shares of Common Stock.

        3.    Inadequate Space.    If the space provided in the box entitled "Description of Shares Tendered" in this Letter of Transmittal is inadequate, then the tendering stockholder should list the certificate numbers, the number of shares of Common Stock represented by the certificate(s) and the number of shares of Common Stock tendered with respect to each certificate on a separate signed schedule attached to this Letter of Transmittal.

        4.    Partial Tenders and Unpurchased Shares (Not Applicable to Stockholders Who Tender by Book-Entry Transfer or Who Tender Shares in the Company's DRS).    If the stockholder wishes to tender fewer than all of the shares of Common Stock represented by any certificate(s) that the stockholder delivers to the Depositary, the stockholder must fill in the number of shares of Common Stock that are to be tendered in the column entitled "Number of Shares Tendered." In that case, if Activision Blizzard purchases some but not all of the shares that the stockholder tenders, Activision Blizzard will issue to the stockholder a new certificate for the remainder of the unpurchased shares that were evidenced by the old certificate(s). The new certificate will be sent to the registered holder(s) as promptly as practicable after the Expiration Time. Unless the stockholder indicates otherwise, all shares represented by the certificate(s) listed and delivered to the Depositary will be deemed to have been tendered. In the case of shares of Common Stock tendered by book-entry transfer at the Book-Entry Transfer Facility, any tendered but unpurchased shares of Common Stock will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility. In each case, shares of Common Stock will be returned or credited without expense to the stockholder.

        5.    Order of Purchase in the Event of Proration.    As described in Section 1 of the Offer to Purchase, stockholders may designate the order in which their shares of Common Stock are to be purchased in the event that, as a result of proration, Activision Blizzard purchases some but not all of the tendered shares pursuant to the terms of the tender offer. The order of purchase may have an effect on the United States federal income tax treatment of any gain or loss on the shares of Common Stock that Activision Blizzard purchases. See Section 1, Section 3 and Section 13 of the Offer to Purchase.

        6.    Signatures on Letter of Transmittal, Stock Powers and Endorsements.

          (a)   Exact Signatures.    If this Letter of Transmittal is signed by the registered holder(s) of the shares of Common Stock tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

          (b)   Joint Holders.    If any of the shares of Common Stock tendered hereby are registered in the names of two or more persons, ALL such persons must sign this Letter of Transmittal.

          (c)   Different Names on Certificates.    If any tendered shares of Common Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

          (d)   Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the shares of Common Stock tendered hereby, no endorsements of certificate(s) representing such shares of Common Stock or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares of Common Stock not tendered or not purchased are to be issued, to a person other than the registered holder(s). Signature(s) on any such certificate(s) or stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of the shares of Common Stock tendered hereby, or if payment is to be made or certificate(s) for shares of Common Stock not tendered, or tendered but not accepted for payment, are to be issued to a person other than the registered holder(s), the certificate(s) representing such shares of Common Stock must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates(s) for such shares of Common Stock, and the signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

        If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit to the Depositary evidence satisfactory to Activision Blizzard that such person has authority so to act.

        7.    Stock Transfer Taxes.    Except as provided in this Instruction 7, no stock transfer tax stamps or funds to cover such stamps need to accompany this Letter of Transmittal. Activision Blizzard will pay, or cause to be paid, any stock transfer taxes payable on the transfer to it of shares of Common Stock purchased pursuant to the tender offer. If, however:

          (a)   payment of the purchase price is to be made to any person other than the registered holder(s);

          (b)   certificate(s) for shares of Common Stock not tendered, or tendered but not accepted for payment, are to be returned in the name of and to any person other than the registered holder(s) of such shares of Common Stock; or

          (c)   tendered certificates are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal,

then the Depositary will deduct from the purchase price the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person(s) or otherwise), payable on account of the transfer of cash or stock thereby made to such person, unless satisfactory evidence of the payment of such stock transfer taxes, or an exemption therefrom, is submitted with this Letter of Transmittal.

        8.    Special Payment and Delivery Instructions.    If (a) certificates for any shares of Common Stock not tendered, or tendered but not accepted for payment, and/or the check for payment of the purchase price of shares of Common Stock accepted for payment are to be issued in the name of someone other than the person signing this Letter of Transmittal; or (b) shares of Common Stock tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at the Book-Entry Transfer Facility other than the account designated above; or (c) check(s) for the purchase price are to be sent to any person other than the person signing this Letter of Transmittal, or to the person signing this Letter of Transmittal, but at a different address; or (d) certificates for any shares of Common Stock not tendered, or tendered but not accepted for payment, are to be returned to and in the name of a person other than the person(s) signing this Letter of Transmittal, then, in each such case, the boxes captioned "Special Payment Instructions"

and/or "Special Delivery Instructions," as applicable, in this Letter of Transmittal should be completed and signatures must be guaranteed as described in Instructions 1 and 6.

        9.    Tax Identification Number and Backup Withholding.

        Under the United States federal income tax backup withholding rules, the Depositary will generally be required to withhold and remit to the Internal Revenue Service (the "IRS") 28% of the amount of any payments made to a stockholder or other payee pursuant to the tender offer. To prevent such backup withholding, each tendering stockholder that is a United States Holder (as defined below) should either (1) provide the Depositary with his, her or its correct taxpayer identification number ("TIN") by completing the Substitute Form W-9, a copy of which is provided with this Letter of Transmittal and additional copies of which may be obtained from the Information Agent, certifying that (a) he, she or it is a "United States person" (as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), (b) the TIN provided is correct (or that such United States Holder is awaiting a TIN); and (c) that the United States Holder is exempt from backup withholding because (i) the holder has not been notified by the IRS that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) the IRS has notified the United States Holder that he, she or it is no longer subject to backup withholding or (2) otherwise establish an exemption. If you do not provide the Depositary with the correct TIN or an adequate basis for exemption, you may be subject to a $50 penalty imposed by the IRS, and payments made to you pursuant to the tender offer may be subject to backup withholding at a rate of 28%. If withholding results in an overpayment of taxes, a refund may be obtained, provided the required information is furnished to the IRS.

        Certain "exempt recipients" (including, among others, all corporations and certain Non-United States Holders (as defined below)) are not subject to backup withholding. In order for a Non-United States Holder to qualify as an exempt recipient and, therefore, not be subject to backup withholding, that stockholder must submit an IRS Form W8-BEN (or successor form) to the Depositary (or other applicable withholding agent), signed under penalties of perjury, attesting to that stockholder's exempt status. A copy of IRS Form W8-BEN (or successor form) can be obtained from the Depositary. To avoid possible erroneous backup withholding, exempt United States Holders, while not required to file Substitute Form W-9, should complete and return the Substitute Form W-9 (checking the "Exempt from backup withholding" box on its face).

        For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number and how to complete the Substitute Form W-9 if shares of Common Stock are held in more than one name), the tendering stockholder should consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        For purposes of these instructions, a "United States Holder" means a beneficial owner of shares that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation, or other entity created in, or organized under the law of the United States or any State or political subdivision thereof, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has otherwise elected to be so treated. As used herein, a "Non-United States Holder" means a beneficial owner of shares (other than a partnership) that is not a United States Holder.

        Stockholders are urged to consult with their tax advisors regarding possible qualifications for exemption from backup withholding tax and the procedure for obtaining any applicable exemption.

        United States Federal Income Tax Withholding for Non-United States Holders.    Even if a Non-United States Holder has provided the required certification to avoid backup withholding, the Depositary will withhold United States federal income taxes at a rate of 30% of the gross payments payable to such

Non-United States Holder or his, her, or its agent unless the Depositary determines that a reduced rate of withholding tax is available under an applicable income tax treaty (and, if an income tax treaty applies, the gross proceeds are generally attributable to the United States permanent establishment maintained by such Non-United States Holder), or that an exemption from withholding is applicable because the gross proceeds are effectively connected with the Non-United States Holder's conduct of a trade or business within the United States. To obtain a reduced rate of withholding under an income tax treaty, a Non-United States Holder must deliver to the Depositary a properly completed and executed IRS Form W-8BEN (or successor form) before payment is made. To obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the tender offer are effectively connected with the Non-United States Holder's conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI (or successor form). A Non-United States Holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI (or successor form) will generally be required to file a United States federal income tax return and generally will be subject to United States federal income tax on income derived from the sale of shares pursuant to the tender offer in the manner and to the extent described in Section 13 of the Offer to Purchase as if it were a United States Holder, and in the case of a foreign corporation, such income may be subject to the branch profits tax at a rate of 30 percent (or a lower rate specified in an applicable income tax treaty). The Depositary will determine a stockholder's status as a Non-United States Holder and eligibility for a reduced rate of, or an exemption from, withholding by reference to any outstanding, valid certificates or statements concerning eligibility for a reduced rate of, or an exemption from, withholding (e.g., IRS Form W-8BEN (or successor form) or IRS Form W-8ECI (or successor form)) unless facts and circumstances indicate that reliance is not warranted.

        A Non-United States Holder may be eligible to obtain a refund of all or a portion of any tax withheld if the Non-United States Holder (a) meets the "complete termination," "substantially disproportionate," or "not essentially equivalent to a dividend" tests described in Section 13 of the Offer to Purchase that would characterize the exchange as a sale or exchange (as opposed to a dividend) with respect to which the Non-United States Holder is not subject to tax, (b) is entitled to a reduced rate of withholding pursuant to a tax treaty and the Company withheld at a higher rate, or (c) is otherwise able to establish that no tax or a reduced amount of tax is due.

        Non-United States Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption from withholding, as well as the procedures for obtaining a refund from the IRS.

        10.    Irregularities.    The Company will resolve in its sole discretion all questions as to the number of shares to accept, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of shares of Common Stock. Any such determinations will be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of shares of Common Stock it determines not to be in proper form or the acceptance of which or payment for which may, in Activision Blizzard's opinion, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular shares of Common Stock, and the Company's interpretation of the terms of the tender offer, including these instructions, will be final and binding on all parties. No tender of shares of Common Stock will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

        11.    Questions; Requests for Assistance or Additional Copies.    Any questions and requests for assistance or for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or the Substitute Form W-9 may be directed to the Information Agent at the address and telephone number set forth on the last page of this Letter of Transmittal. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the tender offer.

        12.    Lost, Stolen, Destroyed or Mutilated Certificates.    If any certificate representing any shares of Common Stock has been lost, stolen, destroyed or mutilated, the tendering stockholder should contact Continental Stock Transfer & Trust Company, the transfer agent for the shares, toll-free at (800) 509-5586 to arrange for the replacement of lost shares of Common Stock. Continental Stock Transfer & Trust Company will require the tendering stockholder to complete an affidavit of loss and return it to Continental Stock Transfer & Trust Company. The tendering stockholder will then be instructed by Continental Stock Transfer & Trust Company as to the steps the tendering stockholder must take in order to replace the certificate. The tendering stockholder may be required to post a bond to secure against the risk that the certificate may be subsequently recirculated.

        This Letter of Transmittal and related documents cannot be processed until the stockholder has followed the procedures for replacing lost, stolen, destroyed or mutilated certificates. The Company urges the tendering stockholder to contact Continental Stock Transfer & Trust Company, the transfer agent for the shares, immediately in order to receive further instructions, for a determination as to whether the tendering stockholder will need to post a bond, and to permit timely processing of this documentation. If you have any questions, you may contact Continental Stock Transfer & Trust Company, the transfer agent for the shares.

        13.    Direct Registration System.    Stockholders that hold shares in uncertificated form through the Company's DRS may tender some or all of the shares attributed to such stockholder's account under the DRS by completing the appropriate space in the box captioned "Description of Shares Tendered" on the cover page of this Letter of Transmittal and indicating the number of DRS shares tendered.

        14.    Option Holders.    Holders of Options (as defined in the Offer to Purchase) may exercise their vested but unexercised Options in accordance with the terms of the applicable Equity Incentive Plans (as defined in the Offer to Purchase) and tender the shares of Common Stock received upon exercise in accordance with the terms of the tender offer. Such Option holders may use this Letter of Transmittal to tender the shares of Common Stock received upon exercise. The exercise of an Option cannot be revoked even if shares of Common Stock received upon exercise thereof and tendered in the tender offer are not purchased in the tender offer for any reason.

        Alternatively, holders of Options may, subject to certain limitations, conditionally exercise their Options as part of the tender offer and instruct the Company to tender all (but not less than all) of the shares of Common Stock issuable upon the conditional exercise. Holders of Options who wish to conditionally exercise their Options may not use this Letter of Transmittal to tender the underlying shares issuable upon such conditional exercise. Instead, such holders must complete and deliver to the Company the Option Election Form in accordance with the "Instructions for Tender Through Conditional Exercise of Options" included with the Offer to Purchase.

        IMPORTANT. This Letter of Transmittal (or a manually signed facsimile hereof), together with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents, must be received by the Depositary prior to the Expiration Time, and either certificates for tendered shares must be received by the Depositary or shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Time, or the tendering stockholder must comply with the procedures for guaranteed delivery.

        YOU MUST COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 BELOW. Please provide your social security number or other taxpayer identification number ("TIN") and certify that you are not subject to backup withholding.

SUBSTITUTE FORM W-9	Name:
Please check the appropriate box indicating your status: ☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other ☐ Exempt from Backup Withholding
Department of the Treasury Internal	Address (number, street, and apt. or suite no.):
Revenue Service	City, State and ZIP Code:

Part I Taxpayer Identification Number ("TIN")

Payer's Request for TIN and Certification	PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE ON THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write "Applied For" in this Part I, complete the "Certificate of Awaiting Taxpayer Identification Number" below.	Social Security Number OR Employer Identification Number

Part II Certification

Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2)
I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on you tax return.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. Person	Date

        NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE "APPLIED FOR"
INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. Person	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payor (Depositary). Social Security numbers have nine digits separated by two hyphens (i.e., 000-00-0000). Employer identification numbers have nine digits separated by only one hyphen (i.e., 00-0000000). The table below will help determine the number to give the payor. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

For this type of account:		Give the name and social security number of—

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)
6.	Sole proprietorship or single-member LLC	The owner(3)

For this type of account:		Give the name and social security number of—

7.	A valid trust, estate, or pension trust	The legal entity(4)
8.	Corporation or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax- exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

        Obtaining a Number.    If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration Office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an Employer Identification Number. You can get Forms W-7 and SS-4 from the IRS by calling (800) TAX-FORM, or from the IRS website at www.irs.gov.

  Payees Exempt From Backup Withholding.

  Payees specifically exempted from backup withholding include:

  1.
  An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

  2.
  The United States or any of its agencies or instrumentalities.

  3.
  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  4.
  A foreign government or any of its political subdivisions, agencies or instrumentalities.

  5.
  An international organization or any of its agencies or instrumentalities.

  Payees that may be exempt from backup withholding include:

  6.
  A corporation.

  7.
  A foreign central bank of issue.

  8.
  A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  9.
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  10.
  A real estate investment trust.

  11.
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  12.
  A common trust fund operated by a bank under Section 584(a).

  13.
  A financial institution.

  14.
  A middleman known in the investment community as a nominee or custodian.

  15.
  A trust exempt from tax under Section 664 or described in Section 4947.

        The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for ...	THEN the payment is exempt for ...

Interest and dividend payments	All exempt recipients except for 9.

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker.

        Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the "Exempt from backup withholding" box, sign and date the form and return it to the payor. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payor.

        Privacy Act Notice.    Section 6109 requires you to provide your correct taxpayer identification number to payors who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes and to cities, states, and the District of Columbia to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non-tax criminal laws and to combat terrorism. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

  Penalties

        (1)   Failure to Furnish Taxpayer Identification Number.    If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)   Civil Penalty for False Information with Respect to Withholding.    If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

        (3)   Criminal Penalty for Falsifying Information.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

        The Letter of Transmittal, certificates for shares and any other required documents should be sent or delivered by each tendering stockholder of the Company or such stockholder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

The Depositary for the Tender Offer is:

Continental Stock Transfer & Trust Company

By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:	By Hand Delivery:
Continental Stock Transfer & Trust Company Attention: Reorganization Department 17 Battery Place, 8th Floor New York, New York 10004	Continental Stock Transfer & Trust Company Attention: Reorganization Department 17 Battery Place, 8th Floor New York, New York 10004	Continental Stock Transfer & Trust Company Attention: Reorganization Department 17 Battery Place, 8th Floor New York, New York 10004

        Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

        Any questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or the Substitute Form W-9 may be obtained from the Information Agent. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the tender offer.

The Information Agent for the Tender Offer is:

Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902

Banks and Brokers Call Collect: (203) 658-9400
All Others Call Toll-Free: (800) 245-1502

QuickLinks

  Exhibit 99(a)(1)(B)
STOCKHOLDER(S) SIGN HERE (See Instructions 1 and 6) (Please Complete Substitute Form W-9)
INSTRUCTIONS TO LETTER OF TRANSMITTAL FORMING PART OF THE TERMS AND CONDITIONS OF THE TENDER OFFER
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9